FIRST AMENDMENT TO NINTH AMENDED
                  AND RESTATED LOAN AGREEMENT

     This First Amendment to Ninth Amended and Restated Loan Agreement ("First Amendment") entered into the 24th day of October, 2000, by and between M.S. CARRIERS, INC., a Tennessee corporation ("Borrower"), and BANK OF AMERICA, N.A., Agent, a national banking association ("Lender").

                       W I T N E S S E T H

     WHEREAS, on October 24, 2000, Borrower and Lender entered into that certain Ninth Amended and Restated Loan Agreement (the "Loan Agreement"); and

     WHEREAS, Borrower and Lender wish to amend certain provision of the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is agreed as follows:

     1. Capitalized terms not defined herein shall have the meaning contained in the Loan Agreement.

     2. Section 1 (a) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

          "(a) [Reserved]"

     3. Section 1 (d) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

               "(d)      "Applicable Margin" means for any Fiscal Quarter the
     applicable rate per annum in excess of the LIBOR Rate set forth in the table below:

                 Total Leverage Ratio                      Applicable
         Level   (as defined in Section 35 (a))            Margin Over
                                                           LIBOR Rate
         --------------------------------------------------------------
           I        Less than 1.75                            .50%

           II       Less than 2.50,                           .60%
                    but greater than or equal to 1.75

           III      Less than 2.75,                           .80%
                    but greater than or equal to 2.5

           IV       Less than 3.0,                           1.75%
                    But greater than or equal to 2.75

           V        Greater than 3.0                         1.90%

     4. Section 1 (f) of the Loan Agreement is deleted in its entirety and in lieu thereof shall

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read as follows:

               "(f)"Base Rate" means the Lender's LIBOR Rate for a LIBOR Period plus the Applicable Margin. For purposes hereof, the Applicable Margin will be that shown as Level IV in the table contained in the definition of Applicable Margin for the period from October 24, 2000 until December 31, 2000, Level V in the table contained in the definition of Applicable Margin for the period from January 1, 2001 through April 30, 2001 and thereafter as Level V in the table contained in the definition of Applicable Margin, provided, however, that if the Borrower delivers to the Lender the quarterly financial statements of the Borrower within the time limits contained in Section 19, which financial statements indicate that the applicable ratio set forth in the table in the definition of Applicable Margin justifies resetting the Applicable Margin to another Level, then the Applicable Margin shall be retroactively adjusted as of the first day of the then Fiscal Quarter to Level I, II, III, IV or V as applicable and shall continue to the last day of such Fiscal Quarter. The Applicable Margin will then be reset to Level V on the first day of the next Fiscal Quarter, subject to being again retroactively reset as set forth above. This will continue each Fiscal Quarter thereafter."

     5. Section 1 (bbb) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

          "(bbb)[Reserved]"

     6. Section 1 (ppp) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

          "(ppp)"Unused Fee Rate" means .15% if the then Applicable Margin is at Level I, .175% if the then Applicable Margin is at Level II, .225% if the then Applicable Margin is at Level III, .300% if the then Applicable Margin is at Level IV and .400% if the then Applicable Margin is at Level V (computed on a 360 day basis)."

     7. Section 3(a) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof shall read as follows:

          "(a)   Issuance.  Subject to the terms and conditions hereof and the
     LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall from time to time upon request issue, in Dollars, letters of credit (the "Letters of Credit") for the account of the Borrower, from the Effective Date until the Revolving Loan Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed Fifteen Million and 00/100 ($15,000,000.00), (ii) and the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount. The issuance and expiration date of each Letter of Credit shall be a Business Day. The quarterly fee for each Letter of Credit shall be the face amount of the Letter of Credit times the applicable percentage in the table set forth in the following sentence, payable in advance. If the Applicable Margin is at Level I, the fee shall be

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     .50%;  if the Applicable Margin is at Level II the fee shall be .60%, if the Applicable Margin is at Level III the fee shall be .80%, if the Applicable Margin is at Level IV the fee shall be 1.75%, and if the
     Applicable Margin is at Level V the fee shall be 1.90%.   Notwithstanding
     the foregoing, the quarterly fee will be 1.75% for the period from October 24, 2000 until December 31, 2000 and 1.90% for the period from January 1, 2001 through April 30, 2001. The fee shall be fully earned upon issuance and shall not be refunded or pro rated in the event the Letter of Credit is released, expires or is drawn prior to the quarter-annual anniversary of the Letter of Credit. No Letter of Credit shall have an original expiry date more than one year from the date of issuance, or, as extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations of the Borrower which finance the working capital and business of the Borrower in the ordinary course of business or (y) a commercial letter of credit in respect to the purchase of goods or services by the Borrower in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents."

     8. Section 34 (k) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

               "(k)Collateral Coverage. Permit the fair market value of the trailers owned by Borrower in which Lender has a perfected first security interest to be less than one hundred twenty five percent (125%) of the aggregate amount of Revolving Loans outstanding, the aggregate amount of Reducing Revolving Loans outstanding and Letters of Credit issued. Borrower agrees to apply for liens no later than December 31, 2000 and this coverage will be reported to Lender at each fiscal quarter end beginning on March 21, 2001."

     9. Section 35 (a) of the Loan Agreement is deleted in its entirety and in lieu thereof shall read as follows:

               "(a)Total Leverage Ratio. Maintain a ratio of Total Funded Debt divided by (Borrower's EBITDA plus the payments made by Borrower on Operating Leases during the applicable twelve month period plus the income or loss of Transportes EASO reported on Borrower's income statement plus the rental income (or loss) of the Joint Venture), of not more than 3.10 to 1.0 through June 29, 2001, not more than 2.85 to 1.0 from June 30, 2001 through September 29, 2001 and not more than 2.75 to 1.0 at the end of each Fiscal Quarter thereafter."

     10. M.S. Carriers Warehousing & Distribution, Inc. ("Guarantor"), joins in the execution of this First Amendment to consent to the transactions contemplated hereby and to ratify, affirm and restate the provisions of the Guaranty Agreement executed by Guarantor in favor of Lender.

     11. Borrower shall pay all costs incidental to this First Amendment, including, but not limited to, the fees and expenses of Lender's counsel.

     12. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against the Borrower according to their terms;
(b) all warranties and representations
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made by Borrower in the Loan Documents are hereby again warranted and represented to be true as of the date hereof, except with regard to matters expressed only as of a specific time or which have been supplemented or superseded by disclosures to Lender in writing and (c) no default presently exists under the Loan Documents. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of set-off and Borrower does hereby release Lender from any claim, known or unknown, that Borrower may have against Lender as of the execution of this First Amendment.

     13. As amended hereby, the Loan Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this First Amendment and the other written documents among the parties. The provisions of the Loan Agreement regarding the arbitration of disputes and other general matters also govern this First Amendment. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective the day and year first above written.



                                 BANK OF AMERICA, N.A., Agent



                                 By: /s Michael R. Frick



                                 Its: Vice President




                                  M.S. CARRIERS, INC.


                                  By: /s M.J. Barrow



                                  Its: CFO


                                           M.S. CARRIERS WAREHOUSING &
DISTRIBUTION,
                                           INC.

                                  By: /s M.J. Barrow



                                   Its: CFO

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